Exhibit 5.1

Baker & Hostetler LLP

Key Tower 127 Public Square, Suite 2000 Cleveland, OH 44114-1214

September 21, 2016	T 216.621.0200 F 216.696.0740 www.bakerlaw.com

Chesapeake Utilities Corporation

909 Silver Lake Boulevard

Dover, Delaware 19904

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares (the “Shares”) of the Company’s common stock, par value $0.4867 per share (the “Common Shares”). The Shares may be offered and sold from time to time, on a continuous or delayed basis, by the Company pursuant to Rule 415 under the Securities Act in amounts, at prices and on terms that will be determined at the time of each offering and included in a prospectus supplement (a “Prospectus Supplement”) to the prospectus included in the Registration Statement.

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares offered pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

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Houston    Los Angeles    New York    Orlando    Philadelphia    Seattle    Washington, DC

September 21, 2016

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP